Exhibit 99.1
CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
April 28, 2011
STARWOOD REPORTS FIRST QUARTER 2011 RESULTS
WHITE PLAINS, NY, April 28, 2011 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported first quarter 2011 financial results.
First Quarter 2011 Highlights
•	Excluding special items, EPS from continuing operations was $0.30. Including special items, EPS from continuing operations was $0.15.

•	Adjusted EBITDA was $208 million.

•	Excluding special items, income from continuing operations was $58 million. Including special items, income from continuing operations was $29 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 10.4% (9.1% in constant dollars) compared to 2010. System-wide REVPAR for Same-Store Hotels in North America increased 11.1% (10.4% in constant dollars).

•	Management fees, franchise fees and other income increased 15.7% compared to 2010.

•	Worldwide Same-Store company-operated gross operating profit margins increased approximately 90 basis points compared to 2010. Gross operating profits were negatively impacted by events in the Middle East, North Africa and Japan.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 11.9% (10.2% in constant dollars) compared to 2010. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 9.6% (7.9% in constant dollars).

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased approximately 90 basis points compared to 2010. Excluding Latin America, which was impacted by the increasing gap between inflation and currency devaluation, margins increased over 210 basis points.

•	Earnings from our vacation ownership and residential business increased $10 million compared to 2010.

•	During the quarter, the Company signed 29 hotel management and franchise contracts representing approximately 8,700 rooms and opened 21 hotels and resorts with approximately 5,200 rooms.

First Quarter 2011 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2011 of $0.15 per share compared to $0.16 in the first quarter of 2010. Excluding special items, EPS from continuing operations was $0.30 for the first quarter of 2011 compared to $0.13 in the first quarter of 2010. Special items in the first quarter of 2011, which totaled $33 million (pre-tax), primarily relate to a charge associated with the Company’s minority investment in a hotel in Tokyo, Japan following the earthquake in March 2011. Excluding special items, the effective income tax rate in the first quarter of 2011 was 21.0%, compared to 14.5% in the first quarter of 2010.
Income from continuing operations was $29 million in the first quarter of 2011 compared to $30 million in the first quarter of 2010. Excluding special items, income from continuing operations was $58 million in the first quarter of 2011 compared to $24 million in the first quarter of 2010.
Net income was $28 million and $0.14 per share in the first quarter of 2011 compared to $30 million and $0.16 per share in the first quarter of 2010.
Frits van Paasschen, CEO said, “We were able to exceed expectations despite turmoil in North Africa and the Middle East and the devastating earthquake in Japan. This is thanks to our laser-focus on growing faster than the market and flowing this outperformance down to the bottom-line.”
“The outlook for the rest of the year looks promising as we view the events of the past few months as not having derailed the overall global economic recovery. For example, our group and transient bookings remain robust. As such, we remain cautiously confident for 2011 and are bullish about our long-term prospects.”
First Quarter 2011 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 10.4% (9.1% in constant dollars) compared to the first quarter of 2010. International System-wide REVPAR for Same-Store Hotels increased 9.5% (7.5% in constant dollars).
Worldwide System-wide REVPAR for Same-Store changes by region:

	REVPAR
Region	Reported	Constant dollars

North America	11.1%	10.4%
Europe	7.0%	7.8%
Asia Pacific	17.7%	11.3%
Africa and the Middle East	(4.2)%	(3.1)%
Latin America	16.7%	16.7%

Increases in REVPAR for Worldwide System-wide Same-Store hotels by brand:

	REVPAR
Brand	Reported	Constant dollars

St. Regis/Luxury Collection	13.5%	12.6%
W Hotels	16.7%	16.7%
Westin	10.8%	9.3%
Sheraton	8.5%	7.1%
Le Méridien	8.0%	7.2%
Four Points by Sheraton	12.3%	9.7%
Aloft	24.9%	24.6%
Worldwide Same-Store company-operated gross operating profit margins increased approximately 90 basis points in the first quarter. International gross operating profit margins for Same-Store company-operated properties were flat, negatively impacted by the political unrest in the Middle East and North Africa, as well as the earthquake in Japan. North American Same-Store company-operated gross operating profit margins increased approximately 200 basis points, driven by REVPAR increases and cost controls.
Management fees, franchise fees and other income were $177 million, up $24 million, or 15.7% from the first quarter of 2010. Management fees increased 11.5% to $97 million and franchise fees increased 22.9% to $43 million.
During the first quarter of 2011, the Company signed 29 hotel management and franchise contracts, representing approximately 8,700 rooms, of which 19 are new builds and 10 are conversions from other brands. At March 31, 2011, the Company had approximately 350 hotels in the active pipeline representing approximately 85,000 rooms.
During the first quarter of 2011, 21 new hotels and resorts (representing approximately 5,200 rooms) entered the system, including the W London Leicester Square (England, 192 rooms), Sheraton Shanghai Hotel, Hongkou (China, 471 rooms), W Bali (Indonesia, 237 rooms), The Westin Phoenix Downtown (Arizona, 242 rooms), and The Liberty Hotel, a Luxury Collection Hotel (Boston, Massachusetts, 298 rooms). Eleven properties (representing approximately 3,400 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 11.9% (10.2% in constant dollars) in the first quarter of 2011 when compared to 2010. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 9.6% (7.9% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 14.9% (13.3% in constant dollars).
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 6.5% while costs and expenses increased 4.6% when compared to 2010. Margins at these hotels increased approximately 150 basis points.

Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 8.5% (6.9% in constant dollars) while costs and expenses increased 7.4% (6.3% in constant dollars) when compared to 2010. Margins at these hotels increased approximately 90 basis points and were negatively impacted by approximately 120 basis points due to continued increase in the gap between inflation and currency devaluation at the Company’s Latin America hotels.
Revenues at owned, leased and consolidated joint venture hotels were $410 million, compared to $381 million in 2010. Expenses at owned, leased and consolidated joint venture hotels were $361 million compared to $329 million in 2010. First quarter results were negatively impacted by pre-opening costs at the new leased W London Leicester Square, the effect of the earthquake at the new leased St. Regis Osaka, one renovation and one asset sale.
Vacation Ownership
Total vacation ownership revenues increased 12.2% to $147 million compared to 2010. Originated contract sales of vacation ownership intervals increased 6.5% primarily due to improved sales performance on existing owner channels and increased tour flow from new buyer preview packages. The number of contracts signed increased 7.8% when compared to 2010 and the average price per vacation ownership unit sold decreased 1.4% to approximately $16,500, driven by inventory mix.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 5.3% to $80 million compared to $76 million in 2010.
Capital
Gross capital spending during the quarter included approximately $40 million of maintenance capital and $33 million of development capital. Net investment spending on vacation ownership interest (“VOI”) and residential inventory was $16 million, primarily related to the St. Regis Bal Harbour project.
Balance Sheet
At March 31, 2011, the Company had gross debt of $2.853 billion, excluding $459 million of debt associated with securitized vacation ownership notes receivable. Additionally, the Company had cash and cash equivalents of $732 million (including $57 million of restricted cash), and net debt of $2.121 billion, compared to net debt of $2.060 billion as of December 31, 2010. Net debt at March 31, 2011 including debt and restricted cash ($21 million) associated with securitized vacation ownership notes receivables was $2.559 billion.
At March 31, 2011, debt was approximately 78% fixed rate and 22% floating rate and its weighted average maturity was 4.0 years with a weighted average interest rate of 6.80% excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $2.091 billion.

On April 6, 2011, the Company completed the sale of one wholly-owned hotel for cash proceeds of approximately $110 million. This hotel was sold subject to a long-term management contract.
Outlook
For the three months ended June 30, 2011:
•	Adjusted EBITDA is expected to be approximately $245 million to $255 million, assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars (approximately 200 basis points higher in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 8% to 10% in constant dollars (approximately 400 basis points higher in dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 10% to 12%, negatively impacted by approximately 200 basis points by Japan and North Africa.

•	Earnings from our vacation ownership and residential business are flat.
•	Depreciation and amortization is expected to be approximately $79 million.

•	Interest expense is expected to be approximately $58 million.

•	Income from continuing operations is expected to be approximately $82 million to $90 million, reflecting an effective tax rate of approximately 24%.

•	Assuming all of the above, EPS is expected to be approximately $0.42 to $0.46.
For the Full Year 2011:
Macro-economic and geo-political environments remain uncertain. We believe that several scenarios are possible. With low supply growth in developed markets and high demand growth in emerging markets, rate improvement will be the key driver of 2011 results. Based on trends to date, our outlook assumes a normal lodging recovery in 2011, negatively impacted by Japan, North Africa and Mexico:
•	Adjusted EBITDA is expected to be approximately $975 million to $1 billion, assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars (approximately 100 basis points higher in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 8% to 10% in constant dollars (approximately 200 basis points higher in dollars at current exchange rates).

•	Margin increases at Branded Same-Store Owned Hotels Worldwide of 150 to 200 basis points.

•	Management fees, franchise fees and other income increase approximately 10% to 12%, negatively impacted by approximately 200 basis points by Japan and North Africa.

•	Earnings from our vacation ownership and residential business of approximately $130 million to $140 million.

•	Selling, general and administrative expenses increase 4% to 5%.
•	Depreciation and amortization is expected to be approximately $320 million.

•	Interest expense is expected to be approximately $240 million and cash taxes will be approximately $80 million.

•	Full year effective tax rate is expected to be approximately 25%.

•	Assuming all of the above, EPS is expected to be approximately $1.60 to $1.70.

•	Full year capital expenditure (excluding vacation ownership and residential inventory) is expected to be approximately $300 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $150 million. Vacation ownership (excluding Bal Harbour) is expected to generate approximately $165 million in positive cash flow.

•	The Company currently expects closings on Bal Harbour residential units to commence in late Q4 2011. The Company’s current outlook does not include any revenue recognition or cash flows associated with these potential closings. The Company does, however, expect there to be revenue recognition and cash flows from closings in Q4 2011 and the Company will provide updates as the year progresses. Bal Harbour capital expenditure for 2011 is expected to be approximately $150 million.

Special Items
The Company’s special items netted to a charge of $33 million ($29 million after-tax) in the first quarter of 2011 compared to a benefit of $1 million ($6 million after-tax) in the same period of 2010.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

	Three Months Ended
	March 31,
	2011	2010
Income from continuing operations before special items	$58	$24

EPS before special items	$0.30	$0.13

Special Items
(Loss) gain on asset dispositions and impairments, net (a)	(33)	1

Total special items — pre-tax	(33)	1
Income tax benefit for special items (b)	—	5
Income tax benefit associated with dispositions (c)	4	—

Total special items — after-tax	(29)	6

Income from continuing operations	$29	$30

EPS including special items	$0.15	$0.16

(a)	During the three months ended March 31, 2011, the net loss primarily relates to an impairment of a minority investment in a joint venture hotel located in Japan.

During the three months ended March 31, 2010, the net gain relates to sales of two non-core assets partially offset by losses on the termination of two management contracts.

(b)	During three months ended March 31, 2010, the benefit primarily relates to the adjustment of deferred tax assets associated with prior year impairment charges, due to a change in a foreign tax rate.

(c)	During the three months ended March 31, 2011, the benefit relates to the reversal of income tax reserves associated with dispositions in prior years.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the first quarter financial results at 10:30 a.m. (EDT) today at (706) 758-8744. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through May 5, 2011 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (706) 645-9291 (pass code #23166357).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,051 properties in nearly 100 countries and 145,000 employees at its owned and managed properties. Starwood Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (914) 640-8165.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended
	March 31,
			%
	2011	2010	Variance
Revenues
Owned, leased and consolidated joint venture hotels	$410	$381	7.6
Vacation ownership and residential sales and services	153	133	15.0
Management fees, franchise fees and other income	177	153	15.7
Other revenues from managed and franchised properties (a)	555	520	6.7

	1,295	1,187	9.1

Costs and Expenses
Owned, leased and consolidated joint venture hotels	361	329	(9.7)
Vacation ownership and residential	111	101	(9.9)
Selling, general, administrative and other	80	76	(5.3)
Depreciation	60	66	9.1
Amortization	8	10	20.0
Other expenses from managed and franchised properties (a)	555	520	(6.7)

	1,175	1,102	(6.6)
Operating income	120	85	41.2
Equity earnings and gains and (losses) from unconsolidated ventures, net	4	3	33.3
Interest expense, net of interest income of $1 and $1	(54)	(62)	12.9
(Loss) gain on asset dispositions and impairments, net	(33)	1	n/m

Income from continuing operations before taxes	37	27	37.0
Income tax (expense) benefit	(10)	1	n/m

Income from continuing operations	27	28	(3.6)
Discontinued Operations:
Net loss on dispositions, net of tax	(1)	—	n/m

Net income	26	28	(7.1)
Net loss attributable to noncontrolling interests	2	2	—

Net income attributable to Starwood	$28	$30	(6.7)

Earnings (Loss) Per Share — Basic
Continuing operations	$0.16	$0.16	—
Discontinued operations	(0.01)	—	n/m

Net income	$0.15	$0.16	(6.3)

Earnings (Loss) Per Share — Diluted
Continuing operations	$0.15	$0.16	(6.3)
Discontinued operations	(0.01)	—	n/m

Net income	$0.14	$0.16	(12.5)

Amounts attributable to Starwood’s Common Shareholders
Continuing operations	$29	$30	(3.3)
Discontinued operations	(1)	—	n/m

Net income	$28	$30	(6.7)

Weighted average number of shares	187	181

Weighted average number of shares assuming dilution	194	187

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$675	$753
Restricted cash	73	53
Accounts receivable, net of allowance for doubtful accounts of $41 and $45	558	513
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $9 and $10	58	59
Inventories	819	802
Prepaid expenses and other	176	126

Total current assets	2,359	2,306
Investments	291	312
Plant, property and equipment, net	3,273	3,323
Assets held for sale	100	—
Goodwill and intangible assets, net	2,068	2,067
Deferred tax assets	988	979
Other assets (a)	399	381
Securitized vacation ownership notes receivable	381	408

	$9,859	$9,776

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$8	$9
Current maturities of long-term securitized vacation ownership debt	126	127
Accounts payable	140	138
Accrued expenses	1,185	1,104
Accrued salaries, wages and benefits	314	410
Accrued taxes and other	354	373

Total current liabilities	2,127	2,161
Long-term debt (b)	2,845	2,848
Long-term securitized vacation ownership debt	333	367
Deferred income taxes	29	28
Other liabilities	1,905	1,886

	7,239	7,290
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 195,091,721 and 192,970,437 shares at March 31, 2011 and December 31, 2010, respectively	2	2
Additional paid-in capital	861	805
Accumulated other comprehensive loss	(232)	(283)
Retained earnings	1,975	1,947

Total Starwood stockholders’ equity	2,606	2,471
Noncontrolling interest	14	15

Total equity	2,620	2,486

	$9,859	$9,776

(a)	Includes restricted cash of $5 million and $10 million at March 31, 2011 and December 31, 2010, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $430 million and $434 million at March 31, 2011 and December 31, 2010, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(In millions)

	Three Months Ended
	March 31,
			%
	2011	2010	Variance
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$28	$30	(6.7)
Interest expense (a)	59	66	(10.6)
Income tax (benefit) expense (b)	11	(1)	n/m
Depreciation (c)	68	74	(8.1)
Amortization (d)	9	11	(18.2)

EBITDA	175	180	(2.8)
Loss (gain) on asset dispositions and impairments, net	33	(1)	n/m

Adjusted EBITDA	$208	$179	16.2

(a)	Includes $4 million and $3 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended March 31, 2011 and 2010, respectively.

(b)	Includes $1 million and $0 million of tax expense recorded in discontinued operations for the three months ended March 31, 2011 and 2010, respectively.

(c)	Includes $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended March 31, 2011 and 2010.

(d)	Includes $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended March 31, 2011 and 2010.
Non-GAAP to GAAP Reconciliations — Branded Same-Store Owned Hotels Worldwide
(In millions)

	Three Months Ended
	March 31, 2011
	$ Change	% Variance
Revenue
Revenue increase (GAAP)	$25	8.5%
Impact of changes in foreign exchange rates	(5)	(1.6)%

Revenue increase in constant dollars	$20	6.9%

Expense
Expense increase (GAAP)	$19	7.4%
Impact of changes in foreign exchange rates	(3)	(1.1)%

Expense increase in constant dollars	$16	6.3%

Non-GAAP to GAAP Reconciliation — Earnings from Vacation Ownership and Residential Business
(In millions)

	Three Months Ended
	March 31,
			$
	2011	2010	Variance
Earnings from vacation ownership and residential	$42	$32	$10
Depreciation expense	(7)	(8)	1

Operating income from vacation ownership and residential	$35	$24	$11

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
June 30, 2011		December 31, 2011

$82	Net income	$282
58	Interest expense	240
26	Income tax expense	100
79	Depreciation and amortization	320

245	EBITDA	942
—	Loss (gain) on asset dispositions and impairments, net	33

$245	Adjusted EBITDA	$975

Three Months Ended		Year Ended
June 30, 2011		December 31, 2011

$82	Income from continuing operations before special items	$312

$0.42	EPS before special items	$1.60

	Special Items
—	(Loss) gain on asset dispositions and impairments, net	(33)

—	Total special items — pre-tax	(33)
—	Income tax benefit associated with dispositions	4

—	Total special items — after-tax	(29)

$82	Income from continuing operations	$283

$0.42	EPS including special items	$1.45

High Case

Three Months Ended		Year Ended
June 30, 2011		December 31, 2011

$90	Net income	$301
58	Interest expense	240
28	Income tax expense	106
79	Depreciation and amortization	320

255	EBITDA	967
—	Loss (gain) on asset dispositions and impairments, net	33

$255	Adjusted EBITDA	$1,000

Three Months Ended		Year Ended
June 30, 2011		December 31, 2011

$90	Income from continuing operations before special items	$331

$0.46	EPS before special items	$1.70

	Special Items
—	(Loss) gain on asset dispositions and impairments, net	(33)

—	Total special items — pre-tax	(33)
—	Income tax benefit associated with dispositions	4

—	Total special items — after-tax	(29)

$90	Income from continuing operations	$302

$0.46	EPS including special items	$1.55

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Earnings from Vacation Ownership and Residential Business
(In millions)

	Three Months Ended
	June 30,
			$
	2011	2010	Variance
Earnings from vacation ownership and residential	$34	$34	$—
Depreciation expense	(6)	(7)	1

Operating income from vacation ownership and residential	$28	$27	$1

Non-GAAP to GAAP Reconciliations — Future Earnings from Vacation Ownership and Residential Business
(In millions)
Low Case

Three Months Ended		Year Ended
June 30, 2011		December 31, 2011

$34	Earnings from vacation ownership and residential	$130
(6)	Depreciation expense	(24)

$28	Operating income from vacation ownership and residential	$106

High Case

Three Months Ended		Year Ended
June 30, 2011		December 31, 2011

$34	Earnings from vacation ownership and residential	$140
(6)	Depreciation expense	(24)

$28	Operating income from vacation ownership and residential	$116

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
Worldwide	2011	2010	Variance

Revenue
Same-Store Owned Hotels (a)	$351	$326	7.7
Hotels Sold or Closed in 2011 and 2010	—	8	(100.0)
Hotels Without Comparable Results	53	47	12.8
Other ancillary hotel operations	6	—	n/m

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$410	$381	7.6

Costs and Expenses
Same-Store Owned Hotels (a)	$306	$287	(6.6)
Hotels Sold or Closed in 2011 and 2010	—	6	100.0
Hotels Without Comparable Results	49	36	(36.1)
Other ancillary hotel operations	6	—	n/m

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$361	$329	(9.7)

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
North America	2011	2010	Variance

Revenue
Same-Store Owned Hotels (a)	$210	$199	5.5
Hotels Sold or Closed in 2011 and 2010	—	8	(100.0)
Hotels Without Comparable Results	44	45	(2.2)
Other ancillary hotel operations	6	—	n/m

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$260	$252	3.2

Costs and Expenses
Same-Store Owned Hotels (a)	$186	$179	(3.9)
Hotels Sold or Closed in 2011 and 2010	—	6	100.0
Hotels Without Comparable Results	35	34	(2.9)
Other ancillary hotel operations	6	—	n/m

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$227	$219	(3.7)

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
International	2011	2010	Variance

Revenue
Same-Store Owned Hotels (a)	$141	$127	11.0
Hotels Sold or Closed in 2011 and 2010	—	—	—
Hotels Without Comparable Results	9	2	n/m
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$150	$129	16.3

Costs and Expenses
Same-Store Owned Hotels (a)	$120	$108	(11.1)
Hotels Sold or Closed in 2011 and 2010	—	—	—
Hotels Without Comparable Results	14	2	n/m
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$134	$110	(21.8)

(a)	Same-Store Owned Hotel Results exclude two hotels sold and nine hotels without comparable results.

n/m	= not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended March 31,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance
TOTAL HOTELS
REVPAR ($)	105.28	95.35	10.4%	99.73	89.75	11.1%	113.08	103.24	9.5%
ADR ($)	165.22	156.56	5.5%	153.31	146.58	4.6%	182.87	170.77	7.1%
Occupancy (%)	63.7%	60.9%	2.8	65.1%	61.2%	3.9	61.8%	60.5%	1.3

SHERATON
REVPAR ($)	89.93	82.90	8.5%	83.26	75.65	10.1%	98.70	92.43	6.8%
ADR ($)	145.31	137.48	5.7%	132.08	126.42	4.5%	163.47	151.76	7.7%
Occupancy (%)	61.9%	60.3%	1.6	63.0%	59.8%	3.2	60.4%	60.9%	(0.5)

WESTIN
REVPAR ($)	120.23	108.53	10.8%	116.75	105.98	10.2%	130.66	116.16	12.5%
ADR ($)	179.64	170.42	5.4%	171.89	164.46	4.5%	204.24	189.09	8.0%
Occupancy (%)	66.9%	63.7%	3.2	67.9%	64.4%	3.5	64.0%	61.4%	2.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	172.38	151.90	13.5%	194.70	168.46	15.6%	161.82	144.03	12.4%
ADR ($)	277.23	259.84	6.7%	289.62	273.01	6.1%	270.65	253.06	7.0%
Occupancy (%)	62.2%	58.5%	3.7	67.2%	61.7%	5.5	59.8%	56.9%	2.9

LE MERIDIEN
REVPAR ($)	119.01	110.15	8.0%	162.32	142.16	14.2%	114.43	106.76	7.2%
ADR ($)	183.95	177.87	3.4%	213.12	194.48	9.6%	180.25	175.76	2.6%
Occupancy (%)	64.7%	61.9%	2.8	76.2%	73.1%	3.1	63.5%	60.7%	2.8

W
REVPAR ($)	180.15	154.31	16.7%	170.77	148.96	14.6%	213.95	173.66	23.2%
ADR ($)	251.53	236.18	6.5%	236.81	223.32	6.0%	306.30	287.47	6.6%
Occupancy (%)	71.6%	65.3%	6.3	72.1%	66.7%	5.4	69.9%	60.4%	9.5

FOUR POINTS
REVPAR ($)	69.49	61.89	12.3%	62.78	57.18	9.8%	82.13	70.72	16.1%
ADR ($)	110.47	105.40	4.8%	100.53	98.83	1.7%	128.77	117.20	9.9%
Occupancy (%)	62.9%	58.7%	4.2	62.4%	57.9%	4.5	63.8%	60.3%	3.5

ALOFT
REVPAR ($)	67.41	53.99	24.9%	65.92	52.03	26.7%
ADR ($)	109.01	102.43	6.4%	107.14	97.81	9.5%
Occupancy (%)	61.8%	52.7%	9.1	61.5%	53.2%	8.3

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended March 31,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2011	2010	Variance	2011	2010	Variance
TOTAL WORLDWIDE
REVPAR ($)	105.28	95.35	10.4%	119.69	108.19	10.6%
ADR ($)	165.22	156.56	5.5%	184.08	173.95	5.8%
Occupancy (%)	63.7%	60.9%	2.8	65.0%	62.2%	2.8

NORTH AMERICA
REVPAR ($)	99.73	89.75	11.1%	123.11	110.09	11.8%
ADR ($)	153.31	146.58	4.6%	180.36	171.61	5.1%
Occupancy (%)	65.1%	61.2%	3.9	68.3%	64.2%	4.1

EUROPE
REVPAR ($)	113.44	106.02	7.0%	125.04	117.77	6.2%
ADR ($)	199.04	190.97	4.2%	212.91	207.63	2.5%
Occupancy (%)	57.0%	55.5%	1.5	58.7%	56.7%	2.0

AFRICA & MIDDLE EAST
REVPAR ($)	127.95	133.62	(4.2%)	128.84	134.69	(4.3%)
ADR ($)	199.77	190.09	5.1%	202.10	191.94	5.3%
Occupancy (%)	64.0%	70.3%	(6.3)	63.8%	70.2%	(6.4)

ASIA PACIFIC
REVPAR ($)	111.23	94.53	17.7%	109.75	91.33	20.2%
ADR ($)	173.09	155.49	11.3%	172.63	154.11	12.0%
Occupancy (%)	64.3%	60.8%	3.5	63.6%	59.3%	4.3

LATIN AMERICA
REVPAR ($)	95.75	82.05	16.7%	101.08	85.43	18.3%
ADR ($)	154.16	143.40	7.5%	161.89	154.57	4.7%
Occupancy (%)	62.1%	57.2%	4.9	62.4%	55.3%	7.1

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended March 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance
TOTAL HOTELS	54 Hotels			27 Hotels			27 Hotels
REVPAR ($)	132.37	119.37	10.9%	134.14	123.81	8.3%	129.82	112.98	14.9%
ADR ($)	197.33	191.11	3.3%	192.81	186.55	3.4%	204.46	198.77	2.9%
Occupancy (%)	67.1%	62.5%	4.6	69.6%	66.4%	3.2	63.5%	56.8%	6.7

Total Revenue	351,275	326,078	7.7%	210,074	198,986	5.6%	141,201	127,092	11.1%
Total Expenses	305,803	287,229	(6.5%)	186,150	179,470	(3.7%)	119,653	107,759	(11.0%)

BRANDED HOTELS	47 Hotels			20 Hotels			27 Hotels
REVPAR ($)	140.61	125.68	11.9%	150.49	137.28	9.6%	129.82	112.98	14.9%
ADR ($)	203.70	195.49	4.2%	203.10	193.10	5.2%	204.46	198.77	2.9%
Occupancy (%)	69.0%	64.3%	4.7	74.1%	71.1%	3.0	63.5%	56.8%	6.7

Total Revenue	320,535	295,526	8.5%	179,333	168,434	6.5%	141,201	127,092	11.1%
Total Expenses	271,765	253,151	(7.4%)	152,112	145,392	(4.6%)	119,653	107,759	(11.0%)

(1)	Hotel Results exclude 2 hotels sold and 9 hotels without comparable results during 2011 & 2010

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended March 31,
UNAUDITED ($ millions)

	Worldwide
	2011	2010	$ Variance	% Variance
Management Fees:
Base Fees	67	60	7	11.7%
Incentive Fees	30	27	3	11.1%

Total Management Fees	97	87	10	11.5%

Franchise Fees	43	35	8	22.9%

Total Management & Franchise Fees	140	122	18	14.8%

Other Management & Franchise Revenues (1)	32	29	3	10.3%

Total Management & Franchise Revenues	172	151	21	13.9%

Other	5	2	3	n/m

Management Fees, Franchise Fees & Other Income	177	153	24	15.7%

(1)	Other Management and Franchise Revenues includes the amortization of deferred gains of approximately $21 million in 2011 and $20 million in 2010 resulting from the sales of hotels subject to long-term management contracts and termination fees.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended March 31,
UNAUDITED ($ millions)

	2011	2010	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	82	77	5	6.5%
Other Sales and Services Revenues (2)	66	62	4	6.5%
Deferred Revenues — Percentage of Completion	—	—	—	0.0%
Deferred Revenues — Other (3)	(1)	(8)	7	87.5%

Vacation Ownership Sales and Services Revenues	147	131	16	12.2%
Residential Sales and Services Revenues	6	2	4	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	153	133	20	15.0%

Originated Sales Expenses (4) — Vacation Ownership Sales	58	49	(9)	(18.4%)
Other Expenses (5)	48	45	(3)	(6.7%)
Deferred Expenses — Percentage of Completion	—	—	—	0.0%
Deferred Expenses — Other	3	6	3	50.0%

Vacation Ownership Expenses	109	100	(9)	(9.0%)
Residential Expenses	2	1	(1)	(100.0%)

Total Vacation Ownership & Residential Expenses	111	101	(10)	(9.9%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels Without Comparable Results & Other Selected Items
As of March 31, 2011
UNAUDITED ($ millions)
Properties without comparable results in 2011 and 2010:

Property	Location
Sheraton Steamboat Resort	Steamboat Springs, CO
Westin Peachtree Plaza	Atlanta, GA
W New Orleans — French Quarter	New Orleans, LA
The Westin St. John Resort	St. John, Virgin Islands
St. Regis Osaka	Osaka, Japan
W London Leicester Square	London, England
Grand Hotel, Florence	Florence, Italy
Sheraton Kauai	Koloa, HI
The Westin Gaslamp Quarter	San Diego, CA
Properties sold in 2011 and 2010:

Property	Location
W New York — The Court & Tuscany	New York, NY
St. Regis Aspen	Aspen, CO
Revenues and Expenses Associated with Assets Sold in 2011 and 2010: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2010:
2010
Revenues	$8	$3	$7	$—	$18
Expenses (excluding depreciation)	$6	$4	$5	$—	$15

Hotels Sold in 2011:
2011
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

2010
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

(1)	Results consist of 1 hotel sold in 2010. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2010. These amounts do not include revenues and expenses from the W New York — The Court & Tuscany, which were reclassified to discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three Months Ended March 31, 2011
UNAUDITED ($ millions)

Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	22
Corporate/IT	18

Subtotal	40

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	(16)
Net capital expenditures for inventory — St.Regis Bal Harbour	32

Subtotal	16

Development Capital	33

Total Capital Expenditures	89

(1)	Maintenance capital expenditures include improvements, renewals and extraordinary repairs that extend the useful life of the asset.

(2)	Represents gross inventory capital expenditures of $37 in the three months ended March 31, 2011, less cost of sales of $21 in the three months ended March 31, 2011.

Starwood Hotels & Resorts Worldwide, Inc.
2011 Divisional Hotel Inventory Summary by Ownership by Brand*
As of March 31, 2011

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	6	3,528	4	705	5	2,713	2	821	17	7,767
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	—	—	2	327
W	7	2,427	2	665	—	—	—	—	9	3,092
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	2	489	1	161	—	—	1	160	4	810
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	7	2,594	—	—	—	—	—	—	7	2,594

Total Owned	33	13,252	17	3,009	9	3,795	4	1,254	63	21,310

Managed & UJV
Sheraton	39	26,743	62	18,875	15	2,942	59	21,335	175	69,895
Westin	54	28,259	12	3,569	1	259	26	8,860	93	40,947
Four Points	1	171	10	1,971	4	517	13	4,274	28	6,933
W	22	6,537	2	577	2	433	6	1,438	32	8,985
Luxury Collection	4	1,648	20	3,924	7	290	5	1,464	36	7,326
St. Regis	9	1,811	1	93	2	309	5	1,171	17	3,384
Le Meridien	4	607	53	13,604	—	—	24	6,846	81	21,057
Aloft	—	—	2	555	—	—	2	431	4	986
Other	1	773	1	—	—	—	—	—	2	773

Total Managed & UJV	134	66,549	163	43,168	31	4,750	140	45,819	468	160,286

Franchised
Sheraton	151	45,243	29	6,814	8	2,040	15	6,421	203	60,518
Westin	58	18,628	6	2,657	2	396	8	2,231	74	23,912
Four Points	103	16,355	11	1,542	8	1,276	7	1,227	129	20,400
Luxury Collection	7	1,553	15	2,029	2	248	8	2,260	32	6,090
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	7	2,007	5	1,455	2	324	3	714	17	4,500
Aloft	40	5,644	—	—	—	—	2	301	42	5,945
Element	8	1,309	—	—	—	—	—	—	8	1,309

Total Franchised	374	90,739	67	14,630	22	4,284	43	13,154	506	122,807

Systemwide
Sheraton	196	75,514	95	26,394	28	7,695	76	28,577	395	138,180
Westin	117	49,736	21	6,876	6	1,557	35	11,364	179	69,533
Four Points	106	16,853	21	3,513	12	1,793	20	5,501	159	27,660
W	29	8,964	4	1,242	2	433	6	1,438	41	12,077
Luxury Collection	12	3,844	42	6,781	10	718	13	3,724	77	15,067
St. Regis	11	2,300	3	387	2	309	6	1,331	22	4,327
Le Meridien	11	2,614	58	15,059	2	324	27	7,560	98	25,557
Aloft	42	5,916	2	555	—	—	4	732	48	7,203
Element	9	1,432	—	—	—	—	—	—	9	1,432
Other	8	3,367	1	—	—	—	—	—	9	3,367
Vacation Ownership	13	6,618	—	—	1	382	—	—	14	7,000

Total Systemwide	554	177,158	247	60,807	63	13,211	187	60,227	1,051	311,403

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of March 31, 2011
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,463	99	43	1,605
St. Regis	2	2	—	63	—	—	63
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	22	22	16	4,735	99	756	5,590

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	23	17	4,933	99	756	5,788

Total Intervals Including UJV’s (7)				256,516	5,148	39,312	300,976

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales or future development.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.